UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2014

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24911 Avenue Stanford

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 3, 2014, the Board of Directors (the “Board”) of Wesco Aircraft Holdings, Inc. (the “Company”) appointed Jennifer M. Pollino as a director, effective immediately, filling an existing vacancy on the Board. Ms. Pollino will serve as a Class I director, with her initial term expiring at the Company’s 2015 Annual Meeting of Stockholders.

The Board also appointed Ms. Pollino to serve on the Compensation Committee of the Board (the “Compensation Committee”).

Ms. Pollino has served as an Executive Coach and Consultant at JMPollino, LLC since 2012.  Prior to that, Ms. Pollino served as Executive Vice President — Human Resources and Communications at Goodrich Corporation, a leading global supplier of systems and services to the aerospace and defense industry, from 2005 to 2012. Ms. Pollino also served in various general management and financial roles for several Goodrich manufacturing and service operating divisions between 1992 and 2005. Ms. Pollino currently serves on the board of directors of Crane Co., where she is a member of the Audit Committee and Compensation Committee, and the Society for Human Resources Management, where she is a member of the Audit Committee.

The Board has determined that Ms. Pollino is an independent director within the rules of the New York Stock Exchange (including under the heightened independence standards applicable to members of the Compensation Committee) and the Company’s Corporate Governance Guidelines.

There are no arrangements or understandings between Ms. Pollino and any other person pursuant to which she was selected to serve on the Board, and there are no relationships between Ms. Pollino and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Pollino will be entitled to the Company’s standard director cash and equity compensation arrangement for non-affiliate directors, which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 19, 2013. In addition, Ms. Pollino has entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1, as amended (Registration No. 333-173381).

A copy of the Company’s press release announcing the appointment of Ms. Pollino to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, issued by the Company on December 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2014	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Gregory A. Hann
Gregory A. Hann Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued by the Company on December 3, 2014